Exhibit 99.1

RLH Corporation Reports Fourth Quarter 2017 Results

Denver, March 28, 2018 (GLOBE NEWSWIRE) – Red Lion Hotels Corporation (the “Company”) (NYSE:RLH), a growing hospitality company doing business as RLH Corporation that franchises upscale, midscale and economy hotels, today reported fourth quarter 2017 results.

2017 Highlights

•	Adjusted EBITDA from continuing operations was $22.4 million for 2017, as compared to $17.2 million in 2016, representing a year-over-year improvement of 29.9 percent.

•	Increased Franchise segment revenues to $48.6 million for 2017 as compared to $24.6 million for 2016 representing an increase of 97.1 percent. The significant increase in Franchise revenues resulted from brand acquisitions in 2016 and the organic unit growth that occurred throughout 2017.

•	Divisional profit from the Franchise segment increased from $5.3 million in 2016 to $13.8 million in 2017 representing an increase of 158.8 percent. Divisional profit margin in the Franchise segment increased 675 basis points to 28.3 percent for the 2017 fiscal year.

•	The Company executed 144 franchise license agreements in 2017. This total included 29 midscale and 115 economy properties.

•	Midscale system-wide same store RevPAR increased by 2.5 percent in 2017.

•	In early October 2017 the Company announced its intention to market for sale 11 of its hotels to significantly improve its balance sheet, increase its cash reserves and focus its future growth on its high-profit margin and less capital-intensive Franchise business. During the fourth quarter of 2017, the Company made significant progress in its marketing activities to sell the hotels identified for sale as part of its real estate divestiture strategy. During the first quarter of 2018 the company sold five of its hotels and has contracts or letters of intent to sell 2 more hotels in upcoming months.

•	The Company sold its Entertainment business on October 3, 2017, and that segment is now disclosed as discontinued operations. Prior to the sale date, the Entertainment business generated $0.7 million of Adjusted EBITDA. Therefore, the continuing operations and discontinued Adjusted EBITDA for the year was $23.1 million, increasing $3.6 million over 2016 Adjusted EBITDA.

Fourth Quarter 2017 Highlights

•	Adjusted EBITDA from continuing operations for the fourth quarter ending December 31, 2017 was $2.7 million, as compared to $2.5 million in the same period last year.

•	Midscale system-wide same store RevPAR increased in the fourth quarter of 2017 by 2.0 percent, as compared to the fourth quarter of 2016.

•	Divisional profit margin on the Franchise Business increased 670 basis points to 32.1 percent for the fourth quarter of fiscal year 2017.

“2017 was a year of fundamental strategic changes for RLH Corporation. We fully integrated the employees, infrastructure and technology of the hotel brands we acquired in 2016, which set the stage for the significant growth of our franchise business profitability in 2017,” said Greg Mount, RLH Corporation President and Chief Executive Officer. “We also successfully sold our entertainment business which helped to simplify our business model by eliminating a non-strategic business segment. In October, we announced our intention to market for sale 11 hotels representing the majority of our real estate holdings. We closed the sale of five hotels during the first quarter. These sales will allow us to significantly reduce long-term debt and the expected gains on the sales will increase our cash reserves. This cleanup of our balance sheet will further enhance our position as we pursue the aggressive growth of our franchise business through organic growth and brand and multi-franchise agreement acquisitions.”

Joint Venture Entities

Under generally accepted accounting principles, the Company is required to consolidate 100 percent of its joint venture entities’ assets, liabilities and operating results. Although the Company is required to consolidate these entities, its economic share of the joint venture entities is 55 percent, except for Baltimore where its economic share is 73 percent. The Company at year-end had ownership interests in 18 of its hotels. Four of the hotels were leaseholds, and the remaining 14 were in joint ventures. RLH Corporation engaged CBRE to market for sale 11 of the hotels held by a joint venture and recently closed the sales of five of these hotels. Over the course of the next few years the Company’s intention is to continue to reduce its majority real estate ownership

For the year ended December 31, 2017, the Company’s consolidated Adjusted EBITDA from continuing operations was $22.4 million. The Company’s joint venture partners’ pro rata share of this Adjusted EBITDA was $6.9 million, and RLH Corporation’s share of the Adjusted EBITDA was $15.5 million.

The strength of the Company’s balance sheet should improve as it continues to close on the sales of its hotels, and the Company expects to use the resulting cash on its balance sheet to finance a significant portion of the growth of its Franchise business. RLH Corporation’s pro rata share of the consolidated debt position was $63.7 million, and its share of the consolidated cash equivalents balance was $29.7 million, resulting in $34.0 million of net debt as of December 31, 2017.    Hotel sales since year end have resulted in $38.2 million in debt reduction, lowering our pro rata share of debt to $42.7 million

2018 Expectations

In 2018, the anticipated sales of hotels will reduce our hotel divisional profitability. As the sales are closed, we will disclose the material terms of each transaction in our 8K filings including the historical Adjusted EBITDA relating to the hotels sold. Due to the inability to predict the timing of the hotel sales, our initial guidance for the 2018 fiscal year will concentrate on our Franchise business, which will represent the majority of the ongoing future earnings of the Company.

Franchise:

•	2018 midscale System-wide RevPAR expected to increase 1 percent to 3 percent year over year.

•	Franchise divisional profit from $16 million to $17 million representing a potential increase of 16 percent to 23 percent.

•	The Franchise divisional profit margin is expected to increase from 28.3 percent in 2017 to between 30 and 32 percent in 2018. This profit margin should improve further as the hotels the Company sells enter new franchise agreements with the Company.

•	So far, the Company has entered new franchise contracts on all five hotels sold in the first quarter of 2018. These five franchise contracts are expected to generate franchise fee revenues of $400 thousand to $600 thousand over the remainder of 2018.

•	General and administrative expenses are expected to be $16.2 million to $16.5 million. With the change in focus from hotel ownership to franchising, the Company expects to reduce costs of $4 to $5 million as an initial target for 2018. Cost reduction efforts will be ongoing and impact will depend on the timing of additional hotel sales in 2018.

•	The Company expects to execute between 150 and 200 license agreements in 2018.

Hotel Division:

•	Adjusted EBITDA for the leasehold hotels (Anaheim, Seattle, Spokane, and Kalispell) and the three hotels not being marketed for sale (Washington DC, Baltimore and Atlanta) achieved an EBITDA contribution of $5.9M in 2017. We anticipate modest growth in these properties due to the generally favorable market conditions and the continued work to stabilize the JV properties to hire occupancies and achieve room rates.

•	The 2018 Adjusted EBITDA for the five hotels sold in the seasonally slow first quarter of 2018 was $150,000 through the dates of their respective sales. The Adjusted EBITDA contribution for these five hotels was $4.7 million for fiscal 2017.

•	The Adjusted EBITDA contribution for the six hotels currently being marketed for sale was $12.1M for fiscal 2017. Our 2018 Adjusted EBITDA for these six hotels will be for the period in 2018 through the dates of each of the hotel sales.

Conference Call Information

RLH Corporation will conduct a conference call on Wednesday, March 28th at 5:00p.m. Eastern Time, to discuss the results for interested investors, analyst and portfolio managers. Hosting the call will be RLH Corporation President & Chief Executive Officer Greg Mount and Chief Financial Officer Doug Ludwig.

To participate in the conference call, please dial the following number ten minutes prior to the scheduled time: (877) 407-8289. International callers should dial (201) 689-8341. This conference call will also be webcast live on www.rlhco.com in the Investor Relations section of the website. To listen to the live call, please go to the RLH Corporation website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available at approximately 8:00p.m. Eastern Time on March 28, 2018 through April 11, 2018, at (877) 660-6853 or (International) (201) 612-7415, using access code 13674846. The replay will also be available shortly after the call on the Company’s website.

About RLH Corporation

Red Lion Hotels Corporation is an innovative hotel company doing business as RLH Corporation and focuses on the franchising, management and ownership of upscale, midscale and economy hotels. The Company strives to maximize return on invested capital for hotel owners across North America through relevant brands, industry-leading technology and forward-thinking services. For more information, please visit the company’s website at www.rlhco.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2016, and in other documents filed by the Company with the Securities and Exchange Commission.

To learn more about franchising with RLH Corporation, visit franchise.rlhco.com. We don’t wait for the future. We create it.

Social Media:

www.Facebook.com/myhellorewards

www.Twitter.com/myhellorewards

www.Instagram.com/myhellorewards

www.Linkedin.com/company/rlhco

Investor Relations Contact:

Amy Koch

O: 509-777-6417

C: 917-579-5012

investorrelations@rlhco.com

Media Contact:

Dan Schacter

Director, Social Engagement and Public Relations

509-777-6222

dan.schacter@rlhco.com

RED LION HOTELS CORPORATION

Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

(In thousands, except footnotes and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Company operated hotels	$24,972	$24,126	$119,186	$117,641
Other revenues from managed properties	867	1,450	3,914	5,948
Franchised hotels	12,514	12,441	48,559	24,634
Other	139	87	267	128

Total revenues	38,492	38,104	171,926	148,351

Operating expenses:
Company operated hotels	21,172	20,537	91,622	91,572
Other costs from managed properties	867	1,450	3,914	5,948
Franchised hotels	8,494	9,280	34,794	19,315
Other	(7)	10	(9)	42
Depreciation and amortization	5,082	4,886	18,824	16,095
Hotel facility and land lease	1,202	1,197	4,806	4,740
Gain on asset dispositions, net	(115)	(1,707)	(449)	(2,436)
General and administrative expenses	4,444	3,329	15,792	11,109
Acquisition and integration costs	283	460	1,529	2,112

Total operating expenses	41,422	39,442	170,823	148,497

Operating income (loss)	(2,930)	(1,338)	1,103	(146)
Other income (expense):
Interest expense	(2,138)	(2,011)	(8,252)	(6,752)
Other income (loss), net	256	34	818	326

Total other income (expense)	(1,882)	(1,977)	(7,434)	(6,426)

Income (loss) from continuing operations before taxes	(4,812)	(3,315)	(6,331)	(6,572)
Income tax expense (benefit)	(4,966)	(30)	(4,662)	(478)

Net income (loss) from continuing operations	154	(3,285)	(1,669)	(6,094)
Discontinued operations:
Income from discontinued business unit, net of income tax expense (benefit) of $12, $83, $221 and $790	23	130	425	1,254
Gain (loss) on sale of business unit, net of income tax expense of $1,127	(244)	—	(244)	—

Net income from discontinued operations	(221)	130	181	1,254

Net income (loss)	(67)	(3,155)	(1,488)	(4,840)
Net (income) loss attributable to noncontrolling interest	1,562	808	2,069	163

Net income (loss) and comprehensive income (loss) attributable to RLH Corporation	$1,495	$(2,347)	$581	$(4,677)

RED LION HOTELS CORPORATION

Consolidated Statements of Comprehensive Income (Loss) - Continued

(unaudited)

(In thousands, except footnotes and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Earnings (loss) per share - basic
Income (loss) from continuing operations attributable to RLH Corporation	$0.07	$(0.12)	$0.01	$(0.29)
Income from discontinued operations	(0.01)	0.01	0.01	0.06

Net income (loss) attributable to RLH Corporation	$0.06	$(0.11)	$0.02	$(0.23)

Earnings (loss) per share - diluted
Income (loss) from continuing operations attributable to RLH Corporation	$0.07	$(0.12)	$0.01	$(0.29)
Income from discontinued operations	(0.01)	0.01	0.01	0.06

Net income (loss) attributable to RLH Corporation	$0.06	$(0.11)	$0.02	$(0.23)

Weighted average shares - basic	24,045	21,230	23,669	20,427
Weighted average shares - diluted	25,132	21,230	24,736	20,427
Non-GAAP Financial Measures: (1)
EBITDA	$3,326	$3,795	$22,274	$18,319
Adjusted EBITDA from continuing operations	$2,691	$2,533	$22,374	$17,230
Adjusted net income (loss)	$437	$(4,334)	$(40)	$(5,139)

(1)	The definitions of EBITDA, Adjusted EBITDA and Adjusted net income (loss) and how those measures relate to net income (loss) are discussed further in this release under Reconciliation of Non-GAAP Financial Measures and Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss).

RED LION HOTELS CORPORATION

Consolidated Balance Sheets

(unaudited)

(In thousands, except share data)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$32,429	$38,072
Restricted cash	12,429	9,537
Accounts receivable, net	13,143	9,196
Accounts receivable from related parties	1,520	1,865
Notes receivable, net	1,098	1,295
Inventories	443	596
Prepaid expenses and other	4,862	4,244
Assets held for sale	34,359	5,585

Total current assets	100,283	70,390

Property and equipment, net	167,938	210,485
Goodwill	9,404	9,404
Intangible assets, net	50,749	52,848
Other assets, net	1,976	1,408

Total assets	$330,350	$344,535

LIABILITIES
Current liabilities:
Accounts payable	$4,100	$8,479
Accrued payroll and related benefits	7,457	4,590
Other accrued liabilities	4,094	4,063
Long-term debt, due within one year	62,914	1,469
Contingent consideration for acquisition due to related party, due within one year	9,289	6,768
Liabilities held for sale	—	12,020

Total current liabilities	87,854	37,389

Long-term debt, due after one year, net of debt issuance costs	48,483	106,862
Contingent consideration for acquisition due to related party, due after one year	—	4,432
Deferred income and other long-term liabilities	1,554	2,293
Deferred income taxes	2,219	5,716

Total liabilities	140,110	156,692

Commitments and contingencies
STOCKHOLDERS’ EQUITY
RLH Corporation stockholders’ equity:
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 23,651,212 and 23,434,480 shares issued and outstanding	237	234
Additional paid-in capital, common stock	178,028	171,089
Accumulated deficit	(15,406)	(15,987)

Total RLH Corporation stockholders’ equity	162,859	155,336
Noncontrolling interest	27,381	32,507

Total stockholders’ equity	190,240	187,843

Total liabilities and stockholders’ equity	$330,350	$344,535

RED LION HOTELS CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Years Ended
	December 31,
	2017	2016
Operating activities:
Net income (loss)	$(1,488)	$(4,840)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,888	16,281
Amortization of debt issuance costs	1,187	1,166
Gain on disposition of property, equipment and other assets, net	(449)	(2,437)
Gain on sale of Entertainment segment	244	—
Deferred income taxes	(3,497)	249
Equity in investments	—	(157)
Stock based compensation expense	3,309	2,640
Provision for doubtful accounts	528	433
Fair value adjustments to contingent consideration	1,670	339
Change in current assets and liabilities, net of business acquired:
Accounts receivable	(4,130)	(3,183)
Notes receivable	(88)	(110)
Inventories	(35)	74
Prepaid expenses and other	(1,194)	(2,149)
Accounts payable	(2,543)	(1,006)
Other accrued liabilities	2,114	(1,738)

Net cash provided by operating activities	14,516	5,562

Investing activities:
Capital expenditures	(9,779)	(33,511)
Acquisition of Vantage Hospitality	—	(22,603)
Net payments related to the sale of Entertainment segment	(6,679)	—
Proceeds from disposition of property and equipment	28	5,898
Collection of notes receivable related to property sales	694	2,309
Advances on notes receivable	(409)	(943)
Proceeds from sales of short-term investments	—	18,085
Other, net	—	77

Net cash used in investing activities	(16,145)	(30,688)

Financing activities:
Borrowings on long-term debt	3,297	24,766
Repayment of long-term debt	(1,373)	(4,939)
Debt issuance costs	(41)	(181)
Proceeds from sale of interests in joint ventures	—	3,193
Distributions to noncontrolling interest	(3,057)	(3,593)
Stock-based compensation awards cancelled to settle employee tax withholding	(346)	(353)
Proceeds from common stock offering, net	—	18,460
Other, net	398	180

Net cash provided by (used in) financing activities	(1,122)	37,533

Change in cash, cash equivalents and restricted cash:
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,751)	12,407
Cash, cash equivalents and restricted cash at beginning of year	47,609	35,202

Cash, cash equivalents and restricted cash at end of year	$44,858	$47,609

A summary of our properties as of December 31, 2017, including the approximate number of available rooms, is provided below:

RED LION HOTELS CORPORATION

Additional Hotel Statistics

(unaudited)

	Company Operated		Franchised		Total Systemwide
	Hotels	Total Available Rooms	Hotels	Total Available Rooms	Hotels	Total Available Rooms
Beginning quantity, January 1, 2017	20	4,200	1,117	68,900	1,137	73,100
Newly opened properties	1	100	64	5,100	65	5,200
Terminated properties(1)	—	—	(120)	(8,800)	(120)	(8,800)

Total	21	4,300	1,061	65,200	1,082	69,500

Executed franchise license and management agreements, year ended December 31, 2017:
New franchise / management agreements	1	100	63	4,600	64	4,700
Renewals / changes of ownership	—	—	81	5,900	81	5,900

Total executed franchise license and management agreements, year ended December 31, 2017	1	100	144	10,500	145	10,600

(1)	Terminated properties include locations at which we ended our franchise relationship because the hotels did not meet RLH Corporation’s hotel standards. We continue to focus on maintaining a set of standards at all of our locations.

Comparable Hotel Statistics from Continuing Operations

	For the Three Months Ended December 31,
	2017				2016
	Average Occupancy(1)		ADR(2)	RevPAR(3)	Average Occupancy(1)	ADR(2)	RevPAR(3)
Systemwide - Midscale	54.2%		$87.69	$47.54	53.1%	$87.74	$46.59

Change from prior comparative period:	Average Occupancy(1)		ADR(2)	RevPAR(3)
Systemwide - Midscale	110	bps	-0.1%	2.0%

Comparable Hotel Statistics from Continuing Operations

	For the Years Ended December 31,
	2017				2016
	Average Occupancy(1)		ADR(2)	RevPAR(3)	Average Occupancy(1)	ADR(2)	RevPAR(3)
Systemwide - Midscale	62.2%		$96.19	$59.80	62.3%	$93.61	$58.33

Change from prior comparative period:	Average Occupancy(1)		ADR(2)	RevPAR(3)
Systemwide - Midscale	(10)	bps	2.8%	2.5%

(1)	Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.
(2)	Average daily rate (ADR) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(3)	Revenue per available room (RevPAR) represents total room and related revenues divided by total available rooms.

RED LION HOTELS CORPORATION

Comparable Operating Results and Data From Continuing Operations

(unaudited)

(In thousands)

Certain operating results for the periods included in this report are shown on a comparable hotel basis. Comparable hotels are defined as properties that were operated by the Company for at least one full calendar year as of the beginning of the current year other than hotels for which comparable results were not available. Comparable results excludes two hotels, one of which was sold in the fourth quarter of 2016, and one property that opened during the second quarter of 2016, as these properties had not been open at least one year as of the beginning of the current year. In addition, we exclude revenue earned and expenses incurred related to our hotel management agreements.

RLH Corporation utilizes these comparable measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. The Company believes the comparable measures are a complement to reported operating results. Comparable operating results are not intended to represent reported operating results defined by generally accepted accounting principles in the United States (GAAP), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP.

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Company operated hotel revenue	$24,972	$24,126	$119,186	$117,641
less: revenue from sold and closed hotels	—	(31)	—	(2,822)
less: revenue from hotels without comparable results	(1,177)	(893)	(4,705)	(2,723)
less: revenue from managed properties	(137)	(411)	(991)	(1,393)

Comparable company operated hotel revenue	$23,658	$22,791	$113,490	$110,703
Company operated hotel operating expenses	$21,172	$20,537	$91,622	$91,572
less: operating expenses from sold and closed hotels	—	(72)	—	(2,021)
less: operating expenses from hotels without comparable results	(1,069)	(957)	(4,164)	(3,268)
less: operating expenses from managed properties	(151)	(190)	(671)	(1,056)

Comparable company operated hotel operating expenses	$19,952	$19,318	$86,787	$85,227
Company operated hotel direct operating profit	$3,800	$3,589	$27,564	$26,069
less: operating profit from sold and closed hotels	—	41	—	(801)
less: operating profit from hotels without comparable results	(108)	64	(541)	545
less: operating profit from managed properties	14	(221)	(320)	(337)

Comparable company operated hotel direct profit	$3,706	$3,473	$26,703	$25,476
Comparable company operated hotel direct margin %	15.7%	15.2%	23.5%	23.0%

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

(In thousands)

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. The Company believes it is a useful financial performance measure due to the significance of the long-lived assets and level of indebtedness.

Adjusted EBITDA and Adjusted net income (loss) are additional measures of financial performance. The Company believes that the inclusion or exclusion of certain special items, such as gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.

EBITDA, Adjusted EBITDA and Adjusted net income (loss) are commonly used measures of performance in the industry. RLH Corporation utilizes these measures because management finds them a useful tool to calculate more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. The Company believes they are a complement to reported operating results. EBITDA, Adjusted EBITDA and Adjusted net income (loss) are not intended to represent net income (loss) defined by generally accepted accounting principles in the United States (GAAP), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies in the industry may calculate EBITDA and, in particular, Adjusted EBITDA and Adjusted net income (loss) differently than the Company does or may not calculate them at all, limiting the usefulness of EBITDA, Adjusted EBITDA and Adjusted net income (loss) as comparative measures.

The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$(67)	$(3,155)	$(1,488)	$(4,840)
Depreciation and amortization	5,082	4,886	18,824	16,095
Interest expense	2,138	2,011	8,252	6,752
Income tax expense (benefit)	(3,827)	53	(3,314)	312

EBITDA	3,326	3,795	22,274	18,319
Acquisition and integration costs (1)	283	460	1,529	2,112
Employee separation and transition costs (2)	—	10	100	627
Reserve for environmental cleanup (3)	—	—	—	128
Gain on asset dispositions (4)	—	(1,519)	—	(1,912)
Discontinued operations (5)	(918)	(213)	(1,529)	(2,044)

Adjusted EBITDA from continuing operations	2,691	2,533	22,374	17,230

Net income from discontinued operations (5)	(221)	130	181	1,254
Depreciation and amortization of discontinued operations	—	41	64	186
Interest expense from discontinued operations	—	—	—	12
Gain on sale of business unit	(883)	—	(883)	—
Income tax expense (benefit) from discontinued operations	1,139	83	1,348	790

Adjusted EBITDA from discontinued operations	35	254	710	2,242

Adjusted EBITDA from continuing & discontinued operations	2,726	2,787	23,084	19,472
Adjusted EBITDA attributable to noncontrolling interests	(753)	(703)	(6,863)	(6,840)

Adjusted EBITDA attributable to RLH Corporation	$1,973	$2,084	$16,221	$12,632

(1)	On September 30, 2016 RLH Corporation acquired Vantage. Net expenses associated with the acquisition and changes in the fair value of contingent consideration are included within Acquisition and integration costs on the Consolidated Statements of Comprehensive Income (Loss).
(2)	During 2016, RLH Corporation recorded separation costs of a former Executive Vice President and Chief Financial Officer and other legal and consulting services associated with the CFO transition. The costs recorded during 2017 consisted of legal and consulting services associated with the CFO transition. These costs are included within General and administrative expenses on the Consolidated Statements of Comprehensive Income (Loss).
(3)	In the first quarter of 2016, a reserve was recorded for environmental cleanup at one of our hotel properties.
(4)	During 2016, RLH Corporation recorded a gain on sale of intellectual property, net of brokerage fees, of $0.4 million and a $1.5 million gain on sale of the Coos Bay property. Both are included within Gain on asset dispositions, net on the Consolidated Statements of Comprehensive Income (Loss).
(5)	On October 3, 2017, the Company completed the sale of its Entertainment business. Based on this sale, the results of operations of the Entertainment business are reported as discontinued operations for all periods presented.

RED LION HOTELS CORPORATION

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)

(unaudited)

(In thousands)

The following is a reconciliation of adjusted net income (loss) to net income (loss) for the periods presented:

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$(67)	$(3,155)	$(1,488)	$(4,840)
Acquisition and integration costs (1)	283	460	1,529	2,112
Employee separation and transition costs (2)	—	10	100	627
Reserve for environmental cleanup (3)	—	—	—	128
Gain on asset dispositions (4)	—	(1,519)	—	(1,912)
Net income from discontinued operations (5)	221	(130)	(181)	(1,254)

Adjusted net income (loss)	$437	$(4,334)	$(40)	$(5,139)

Adjusted net income (loss) per share	$0.02	$(0.20)	$—	$(0.25)
Weighted average shares - basic	24,045	21,230	23,669	20,427
Weighted average shares - diluted	25,132	21,230	23,669	20,427

(1)	On September 30, 2016 RLH Corporation acquired Vantage. Net expenses associated with the acquisition and changes in the fair value of contingent consideration are included within Acquisition and integration costs on the Consolidated Statements of Comprehensive Income (Loss).
(2)	During 2016, RLH Corporation recorded separation costs of a former Executive Vice President and Chief Financial Officer and other legal and consulting services associated with the CFO transition. The costs recorded during 2017 consisted of legal and consulting services associated with the CFO transition. These costs are included within General and administrative expenses on the Consolidated Statements of Comprehensive Income (Loss).
(3)	In the first quarter of 2016, a reserve was recorded for environmental cleanup at one of our hotel properties.
(4)	During 2016, RLH Corporation recorded a gain on sale of intellectual property, net of brokerage fees, of $0.4 million and a $1.5 million gain on sale of the Coos Bay property. Both are included within Gain on asset dispositions, net on the Consolidated Statements of Comprehensive Income (Loss).
(5)	On October 3, 2017, the Company completed the sale of its Entertainment business. Based on this sale, the results of operations of the Entertainment business are reported as discontinued operations for all periods presented.